UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 31, 2016

GORDMANS STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34842	26-3171987
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1926 South 67th Street

Omaha, Nebraska 68106

(Address of principal executive offices, zip code)

(402) 691-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On October 31, 2016, Gordmans Stores, Inc., a Delaware corporation (the “Company”), received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that, for the last 30 consecutive business days, the closing bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued listing on The NASDAQ Global Select Market pursuant to NASDAQ Listing Rule 5450(a)(1).

The NASDAQ notification letter does not result in the immediate delisting of the Company’s common stock, and the stock will continue to trade uninterrupted on The NASDAQ Global Select Market under the symbol “GMAN”.

In accordance with NASDAQ Listing Rule 5810(c)(3)(A), the Company is provided a grace period of 180 calendar days, or until May 1, 2017, to regain compliance with the minimum closing bid price requirement. If at any time during the 180 day grace period, the minimum closing bid price per share of the Company’s common stock closes at or above $1.00 for a minimum of ten consecutive business days, the Company will achieve compliance and the matter will be closed.

In the event the Company does not regain compliance within this grace period, it may be eligible to receive an additional 180 day grace period; provided that the Company meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for The NASDAQ Global Select Market, with the exception of the minimum bid price requirement, and provides written notice of its intention to cure the minimum closing bid price deficiency during the second 180 day grace period, by effecting a reverse stock split, if necessary.

If it appears to the Staff that the Company will not be able to cure the deficiency or if the Company is not otherwise eligible for the additional grace period, the Staff will provide written notification to the Company that its common stock may be delisted. The Company may appeal a delisting determination by the Staff to a NASDAQ Listing Qualifications Panel (“Panel”). The Company expects that its common stock would remain listed pending the Panel’s decision. There can be no assurance that if the Company appeals a delisting determination by the Staff to the Panel, that such appeal would be successful.

The Company intends to monitor the closing bid price for its common stock and consider various options available to it if its common stock does not trade at a level that is likely to regain compliance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GORDMANS STORES, INC.

Date: November 1, 2016	By:	/s/ James B. Brown
		Name:	James B. Brown
		Title:	Executive Vice President, Chief Financial Officer, Treasurer, and Assistant Secretary

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